UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

JD INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

NEVADA	33-56574	25-1605846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

G/F First Asia Tower, 8 Fui Yiu Kok
Street, Tsuen Wan, NT, Hong Kong

(Address of Principal Executive Offices)

+852 36978989

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On January 14, 2014 through January 28, 2014, we completed the private placement of an aggregate of 3,507,200 shares of Series A Preferred Stock to certain foreign investors for an aggregate purchase price of approximately $2,696,000.

This placement is a part of a private placement of the Series A Preferred Stock, the first tranches of which were completed on January 4, 2014, of 268,000 shares of Series A Preferred Stock to certain foreign investors for an aggregate purchase price of $200,000, and January 12, 2014, of 1,592,000 shares of Series A Preferred Stock to certain foreign investors for an aggregate purchase price of $1,248,000.

The above descriptions are qualified in their entirety by reference to the form of subscription agreement attached as Exhibit 4.1 to this Current Report on Form 8-K.

The Company issued the shares of Series A Preferred Stock to non-US persons in off-shore transactions pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of JD International Limited Series A Preferred Stock Subscription Agreement (as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on January 9, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JD International Limited

Date: March 26, 2014	By:	/s/ Cheung Wai Yin
	Name:	Cheung Wai Yin
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of JD International Limited Series A Preferred Stock Subscription Agreement (as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on January 9, 2014).